Exhibit 10.134

Execution

NG ADVANTAGE LLC

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is dated as of November 27, 2019, by and between NG Advantage LLC, a Delaware limited liability company (the “Company”), and Clean Energy Finance, LLC, a California limited liability company (“Clean Energy”).  The Company and Clean Energy hereby agree as follows:

SECTION 1

AUTHORIZATION, SALE AND ISSUANCE

1.1    Authorization, Sale and Issuance of Note.

The Company shall, prior to the Closing (as defined below), authorize the sale and issuance of (a) a convertible promissory note in the form attached hereto as Schedule A in the principal amount of up to $26,678,847 (the “Note”), (b) the Company’s Common Units (as defined in the Operating Agreement (as defined below)) into which the Note may be converted in accordance with the terms thereof (the Common Units issuable under the Note and the Warrant, the “Units”), (c) the warrant in the form attached hereto as Schedule B to be issued at the Closing (the “Warrant”), and (d) the Units issuable upon exercise of the Warrant (the Units, the Warrant and the Note are collectively referred to as the “Securities”).  Subject to the terms and conditions of this Agreement, Clean Energy agrees to purchase the Note and the Warrant in accordance with the terms of this Agreement and the Note, and the Company agrees to sell and issue the Note and the Warrant to Clean Energy at the Closing.  Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note.

SECTION 2

CLOSING AND DELIVERY

2.1    Closing.

The purchase, sale and issuance of the Note and the Warrant to Clean Energy (the “Closing”) shall take place on the date hereof at the offices of Clean Energy, located at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660.

2.2    Issuance and Delivery.

At the Closing, the Company shall issue and deliver the Note to Clean Energy and shall update the Company’s unit ledger and all other applicable books and records to reflect such issuance.  At the Closing, the Company shall issue and deliver to Clean Energy the Warrant to purchase up to the number of Units as set forth therein and shall update the Company’s unit ledger and all other applicable books and records to reflect such issuance.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Clean Energy, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

3.1    Organization, Good Standing and Qualification.

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite limited liability company power and authority, and holds all governmental licenses, to own and operate its properties and assets, to carry on its business as presently conducted and as proposed to be conducted, to execute and deliver this Agreement, the Note, the Warrant and the Collateral Documents, to issue and sell the Securities and to perform its obligations pursuant to this Agreement, the Note, the Warrant, the Collateral Documents, and the Amended and Restated Limited Liability Company Operating Agreement of the Company dated July 14, 2017, as subsequently amended on February 28, 2018, October 1, 2018, February 15, 2019, June 28, 2019 and on or about the date hereof (such amendment dated on or about the date hereof, the “Operating Agreement Amendment,” and such agreement, as so amended to date, the “Operating Agreement”).  The Company is presently qualified to do business as a foreign limited liability company in each jurisdiction where the failure to be so qualified could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the Company’s condition, assets, properties, operating results, business or prospects, financially or otherwise, as now conducted and as proposed to be conducted, (b) the prospect of repayment of any portion of the Obligations, or (c) the legality, validity, binding effect or enforceability of this Agreement, the Note, the Warrant or the Collateral Documents or the perfection or priority of any lien granted to Clean Energy under any of the Collateral Documents (a “Material Adverse Effect”).

3.2    Capitalization and Issuance.

As of immediately before the Closing, the fully diluted capitalization of the Company is as set forth on Schedule C.  The Units, when issued and delivered and paid for in compliance with the provisions of this Agreement, the Note and the Warrant, will be validly issued, fully paid and nonassessable.  The Securities will be free of any liens or encumbrances, other than any liens or encumbrances created by Clean Energy; provided, however, that the Securities are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein, in the Operating Agreement and in the Amended and Restated Right of First Offer and Co-Sale Agreement, dated as of October 14, 2014, among the Company, Clean Energy and the additional individuals and entities listed on Exhibit A and Exhibit B thereto (the “Right of First Offer and Co-Sale Agreement”).  Except as set forth in the Operating Agreement or the Right of First Offer and Co-Sale Agreement, the Securities are not subject to any preemptive rights or rights of first offer.  Except for the rights provided pursuant to the Operating Agreement, the Right of First Offer and Co-Sale Agreement or as otherwise described or set forth in this Agreement, the Note, the Warrant or the Company’s fully diluted capitalization table as set forth on Schedule C, there are no options, warrants, other rights (including conversion or preemptive rights) or agreements to purchase any units representing Membership Rights (as defined in the Operating Agreement) in the Company.

3.3    Authorization.

All limited liability company action on the part of the Company and its managers, officers and members necessary for the Company’s authorization, execution, delivery and performance of this Agreement, the Note, the Warrant and the Collateral Documents, the authorization, sale, issuance and delivery of the Securities, and the performance of all of the Company’s obligations under this Agreement, the Note, the Warrant and the Collateral Documents has been taken or will be taken prior to the Closing.  This Agreement, the Note, the Warrant and the Collateral Documents, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.4    Governmental Consents.

No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any court, governmental authority or third party on the part of the Company is required in connection with the Company’s valid execution and delivery of this Agreement, the Note, the Warrant and the Collateral Documents, the offer, sale or issuance of the Securities, or the performance by the Company of its obligations under this Agreement, the Note, the Warrant and the Collateral Documents, except (a) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”), (b) the filing of such notices as may be required under applicable state securities laws, and (c) the filing of such recordings or other instruments in connection with the perfection of the liens on the Collateral in favor of Clean Energy granted pursuant to the Collateral Documents, each of which will be timely filed within the applicable periods therefor.

3.5    Offering.

Subject to the accuracy of Clean Energy’s representations and warranties in SECTION 4, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act and will not result in a violation of the qualification or registration requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.6    Compliance.

The Company is not in violation of its Certificate of Formation as in effect on the date hereof or any term of the Operating Agreement, or, in any material respect, of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound.  To the best of the Company’s knowledge, the

Company is not in violation of any federal, state or local statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company, the conduct of its business or its properties.  The execution and delivery of this Agreement, the Note, the Warrant and the Collateral Documents by the Company, the performance by the Company of its obligations pursuant to, and consummation of the transactions contemplated by, this Agreement, the Note, the Warrant and the Collateral Documents, and the sale and issuance of the Securities, will not (a) result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under, or constitute an event that could entitle any counterparty or other third party to exercise any additional rights under or result in the acceleration of the maturity of any material indebtedness of the Company or the performance of any obligation of the Company under, the Company’s Certificate of Formation or its Operating Agreement or any such mortgage, indebtedness, indenture, contract, agreement, instrument, judgment order or decree, (b) result in the violation of, or conflict with, any federal or state statute, rule or regulation applicable to the Company or its properties, (c) constitute an event that results in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or (d) constitute an event that results in the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.7    Financial Information; Projections; Material Liabilities.

The Company’s financial statements which have been delivered to Clean Energy fairly and accurately reflect the Company’s financial condition in accordance with GAAP as of the latest date of such financial statements.  All financial projections and forecasts delivered to Clean Energy represent the Company’s best estimates and assumptions as to future performance, which the Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.  As of the date of this Agreement, the Company does not have any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to above as have been delivered to Clean Energy on or prior to the date hereof, in the notes thereto or otherwise disclosed in writing to Clean Energy on or prior to the date hereof, other than liabilities arising in the ordinary course of business since the date of such financial statements.  There has not been any material deterioration in the consolidated financial condition of the Company since the date of the most recent financial statements submitted to Clean Energy.

3.8    Licenses and Intellectual Property Rights.

The Company possesses all licenses, patents, trademarks, trade names, service marks, copyrights, and other intellectual property rights, free from burdensome restrictions necessary to enable it to conduct its business.

3.9    Tax Matters.

The Company has filed all federal and other material tax returns and reports required to be filed, has made timely remittance of all material amounts as required by any governmental agency or authority and has paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  The Company has not received any notice of any proposed tax assessment that would, if made, have a Material Adverse Effect.

3.10    Insurance.

All policies of insurance in effect of any kind or nature owned by or issued to the Company, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, property and liability insurance, (a) are, together with all policies of employee health and welfare and title insurance, if any, in full force and effect, (b) comply in all respects with the applicable requirements set forth herein and (c) are of a nature and provide such coverage, including through self-insurance, retentions and deductibles, as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.  All property policies shall have a lender’s loss payable endorsement showing Clean Energy as lender loss payee.  All liability policies shall show, or have endorsements showing, Clean Energy as an additional insured. Clean Energy shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.  At Clean Energy’s, request, the Company shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 3.10 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Clean Energy, that it will give Clean Energy thirty (30) days prior written notice (or ten (10) days prior written notice in the case of non-payment) before any such policy or policies shall be materially altered or canceled.  If the Company fails to obtain insurance as required under this Section 3.10 or to pay any amount or furnish any required proof of payment to third persons and Clean Energy, Clean Energy may make all or part of such payment or obtain such insurance policies required in this Section 3.10, and take any action under the policies Clean Energy deems prudent.

3.11    No Joint Ventures, Partnerships or Subsidiaries.

As of the date hereof, (i) the Company is not engaged in any joint venture or partnership with any other Person, and (ii) the Company has no Subsidiaries.

3.12    No Material Adverse Effect.

On and as of the date hereof and the date of the Closing, no event has occurred or condition exists with respect to the Company or any other Person that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

3.13    No “Bad Actor” Disqualification Events.

The Company has exercised reasonable care, in accordance with the rules and guidance of the Securities and Exchange Commission (“SEC”) to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i)

through (viii) under the Securities Act (“Disqualification Events”).  To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.  “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering of the Securities, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any such Solicitor.

3.14    Litigation.

Except as disclosed in writing to Clean Energy prior to the date of this Agreement, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Company, threatened in writing by or against the Company involving more than One Hundred Thousand Dollars ($100,000.00).

3.15    Solvency.

The fair salable value of the Company’s assets (including goodwill minus disposition costs) exceeds the fair value of the Company’s liabilities; the Company is not left with unreasonably small capital after the transactions in this Agreement; and, other than the Company’s payment obligations under the Note, the Company is able to pay its debts (including trade debts) as they mature.

3.16    Legal Compliance.

The Company has complied in all material respects with all applicable laws, rules and regulations.

3.17    Disclosure.

The Company has fully provided Clean Energy with all the information necessary for Clean Energy to decide whether to purchase the Securities.  Neither this Agreement, the Note, the Warrant, the Collateral Documents or any other statements or certificates made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or, to the best of the Company’s knowledge, omits to state a material fact necessary to make the statements herein or therein not misleading, in light of the circumstances in which they were made.  With respect to any projections of the Company’s future operations provided by the Company to Clean Energy, the Company represents that such projections were prepared in good faith and that the Company believes there is a reasonable basis for such projections.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Clean Energy hereby represents and warrants to the Company, as of the date hereof and as of the Closing (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), as follows:

4.1    No Registration.

Clean Energy understands that the offer and sale of the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Clean Energy’s representations as expressed herein or otherwise made pursuant hereto.

4.2    Investment Intent.

Clean Energy is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Clean Energy has no present intention of selling, granting any participation in, or otherwise distributing the same.  Clean Energy further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

4.3    Investment Experience.

Clean Energy has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that it can protect its own interests.  Clean Energy has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Company.

4.4    Speculative Nature of Investment.

Clean Energy understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks.  Clean Energy can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment hereunder.

4.5    Residency.

Clean Energy’s principal place of business is in the State of California.

4.6    Rule 144.

Clean Energy acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  Clean Energy is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of securities being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable.  Clean Energy understands that the current public information about the Company referred to above is not now available, and the Company has no present plans to make such information available.  Clean Energy acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Clean Energy wishes to sell the Securities, and that, in such event, Clean Energy may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied.  Clean Energy acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities.  Clean Energy understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.7    No Public Market.

Clean Energy understands and acknowledges that no public market now exists for the Securities or any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for such securities.

4.8    Authorization.

(a)    Clean Energy has all requisite power and authority to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement.  All limited liability company or other applicable action on the part of Clean Energy necessary for the authorization, execution, delivery and performance of this Agreement by Clean Energy, and the performance of all of Clean Energy’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b)    This Agreement, when executed and delivered by Clean Energy, will constitute the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies or by general principles of equity.

4.9    Legends.

Clean Energy understands and agrees that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any unit split, unit dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by this Agreement, the Right of First Offer and Co-Sale Agreement or under applicable state securities laws):

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THEY MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

SECTION 5

CONDITIONS TO CLEAN ENERGY’S OBLIGATIONS TO CLOSE

Clean Energy’s obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment on or before the Closing of each of the following conditions, in each case unless waived by Clean Energy:

5.1    Delivery of Note, Warrant and Other Documents.

Clean Energy shall have received, in form and substance satisfactory to Clean Energy, such documents, and completion of such other matters, as Clean Energy may reasonably deem necessary or appropriate, including, without limitation:

(a)    originals of this Agreement, the Note and the Warrant, each duly executed and delivered by the Company;

(b)    a good standing certificate of the Company certified by the Secretary of State (or equivalent agency) of the Company’s jurisdiction of organization or formation, as of a date no earlier than thirty (30) days prior to the date of this Agreement; and

(c)    a copy certified by an officer of the Company of the resolutions approving the transactions contemplated by this Agreement, each in form and substance satisfactory to Clean Energy, certifying that such resolutions (i) were duly and validly adopted by the Company’s governing body at a duly held meeting of such body (or pursuant to a unanimous written consent or other authorized limited liability company action), and (ii) are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked.

5.2    Representations and Warranties.

The representations and warranties made by the Company in SECTION 3 and in the Security Agreement (as defined below) shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

5.3    Covenants.

The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement and the Security Agreement to be performed or complied with by the Company on or prior to the Closing.

5.4    State Securities Laws.

The Company shall have obtained all permits and qualifications required by state securities laws, or have the availability of exemptions therefrom, for the offer and sale of the Securities.

5.5       Operating Agreement Amendment.

The Operating Agreement Amendment shall have been duly authorized, executed and delivered by the members holding sufficient units representing Membership Rights (as defined in the Operating Agreement) in the Company to make such amendment effective, and the Operating Agreement (as so amended) shall be in full force and effect.

5.6    Collateral Matters.

(a)    A security agreement in a form acceptable to Clean Energy, under which the Company grants to Clean Energy a security interest in all of its tangible and intangible personal property (the “Security Agreement”), shall have been duly authorized, executed and delivered by the Company and Clean Energy.

(b)    Clean Energy shall have received, in form and substance satisfactory to Clean Energy, each of the following:

(i)    confirmation that all UCC-1 financing statements and other filings necessary or appropriate in the opinion of Clean Energy to perfect the security interests of Clean Energy in the Collateral have been accepted for filing;

(ii)    such lien and judgment searches as Clean Energy has requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral is subject to no other security interests in favor of any Persons other than Permitted Liens;

(iii)    evidence that the insurance policies and endorsements required by Section 3.10 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Clean Energy;

(iv)    duly executed original control agreements with respect to any deposit account, securities account, commodity account, or other bank account maintained by the Company or any of its subsidiaries at any time, entered into among the depository institution at which the Company (or such subsidiary) maintains a deposit account or the securities intermediary or commodity intermediary at which the Company (or such subsidiary) maintains a securities account or a commodity account, the Company and such subsidiary, and Clean Energy, pursuant to which Clean Energy obtains control (within the meaning of the UCC) over such deposit account, securities account, or commodity account; provided that this Section 5.6(b)(iv) shall be deemed to have been satisfied if such control agreements are received by Clean Energy within thirty (30) days after the date of this Agreement; and

(v)    evidence that all other actions necessary or appropriate in the opinion of Clean Energy to perfect and protect the security interests in the Collateral have been taken.

5.7    Permits, Qualifications and Consents.

All permits, authorizations, approvals or consents of, or filings with or notices to, any federal, state or local governmental authority or regulatory body of the United States or any other third party that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained or made and shall be effective as of the Closing, except solely for those which are to be obtained or made after the Closing, all of which shall be obtained or made by the Company by the applicable deadlines therefor.

5.8    Proceedings and Documents.

All limited liability company and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be satisfactory in form and substance to Clean Energy and its counsel, and Clean Energy or its counsel shall have received all such counterpart original and certified or other copies of such other documents as any of them may request.

5.1    Payment of Fees.

All of Clean Energy’s fees and expenses due as specified in Section 7.4 hereof shall have been paid in full.

5.2    Waiver of Rights.

At or prior to the Closing, the Company, its managers and all then-current members of the Company shall have taken all action to fully waive any rights of first offer, preemptive rights or any other rights in connection with the sale and issuance of the Securities hereunder.

SECTION 6

CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

6.1    Representations and Warranties.

The representations and warranties made by Clean Energy in SECTION 4 shall be true and correct when made and shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made as of such date.

6.2    Covenants.

Clean Energy shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by it on or prior to the date of the Closing.

SECTION 7

MISCELLANEOUS

7.1    Amendment.

Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by the Company and Clean Energy.  Any such amendment or waiver effected in accordance with this Section 7.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.

7.2    Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a)    if to Clean Energy, to the attention of the SVP Corp. Trans. & Chief Legal Officer of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address); and

(b)    if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address).

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.3    Governing Law.

This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4    Expenses.

The Company shall pay all fees, expenses and costs incurred by the Company and Clean Energy (including the fees and expenses of counsel to Clean Energy) in connection with the transactions contemplated by this Agreement, including without limitation the preparation, amendment, negotiation, administration, defense and/or enforcement of this Agreement, the Note, the Warrant, the Collateral Documents or any other documents executed in connection therewith.

7.5    Survival; Indemnification.

(a)    The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be effected by any investigation made by or on behalf of any party hereto.

(b)    The Company shall indemnify and hold harmless Clean Energy and each of its directors, officers, employees, stockholders, affiliates, agents and representatives from and against and in respect of any and all actions, causes of action, suits, proceedings, claims, appeals, demands, assessments, judgment, losses, damages, liabilities, interest, fines, penalties, costs and expenses (including, without limitation, attorneys’ fees and disbursements incurred in connection therewith and in  seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection therewith), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder in connection with the transactions contemplated by this Agreement, including without limitation by reason of any breach of any representation, warranty, covenant or agreement of the Company made in this Agreement or any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby or thereby.

7.6    Successors and Assigns.

This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of Clean Energy.  Any attempt by any party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.  Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns, heirs, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.7    Entire Agreement.

This Agreement, including the exhibits attached hereto and the other documents referred to herein, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8    No Waiver.

Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.9    Remedies.

In addition to being entitled to exercise all rights provided herein or granted by applicable law, each party hereto acknowledges and agrees that monetary damages may not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.  Further, each party waives any claim or defense that there is an adequate remedy at law for any such breach or threatened breach hereunder.  All remedies, either under this Agreement or by applicable law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative and a party’s exercise of any such remedy will not constitute a waiver of such party’s right to assert any other legal remedy available to it.

7.10    Severability.

If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Agreement shall be enforceable in accordance with its terms.

7.11    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.12    Telecopy Execution and Delivery.

A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto shall execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.13    Jurisdiction; Venue.

Each of the parties hereto hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement.  Each of the parties hereto also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.14    Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.15    Further Assurances.

Each party hereto shall execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.

7.16    Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

[Signature Pages Follow]

The parties are signing this Note Purchase Agreement as of the date first written above.

NG ADVANTAGE LLC a Delaware limited liability company
By /s/ Michael M. Parker Name: Michael M. Parker Title: Acting Chief Financial Officer

The parties are signing this Note Purchase Agreement as of the date first written above.

CLEAN ENERGY FINANCE, LLC, a California limited liability company
By /s/ Robert M. Vreeland Name: Robert M. Vreeland Title: CFO

SCHEDULE A

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THEY MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

NG ADVANTAGE LLC

CONVERTIBLE PROMISSORY NOTE

Up to $26,678,847	Original Issuance Date: November 27, 2019

FOR VALUE RECEIVED, NG Advantage LLC, a Delaware limited liability company (the “Company”), promises to pay to Clean Energy Finance, LLC, a California limited liability company (“Clean Energy,” and Clean Energy or such other Person as is the registered holder of this Note, the “Holder”), or its registered assigns, the principal sum of up to Twenty Six Million Six Hundred Seventy Eight Thousand Eight Hundred Forty Seven dollars ($26,678,847) (such amount, the “Maximum Principal Amount”), or such lesser amount as shall equal the outstanding principal amount hereunder, together with interest on the unpaid principal balance accrued from the date on which a Delayed Draw Loan (as defined below) is first made by the Holder pursuant to this Convertible Promissory Note (this “Note”), at a rate equal to 12.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided that upon an Event of Default (as defined below) such interest rate shall retroactively increase to 15.0% per annum.

This Note is issued pursuant to the terms of that certain Note Purchase Agreement dated as of November 27, 2019 (the “Purchase Agreement”), by and between the Company and Clean Energy, as amended, modified, renewed, extended or replaced from time to time.

The following sets forth the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, and the Company agree:

1.    Delayed Draw Loans; Draw Down Requests.  On the terms and subject to the conditions of this Note, the Holder agrees to make loans to the Company hereunder (each, a “Delayed Draw Loan”) in an aggregate principal amount not to exceed the Maximum Principal Amount.  The Company may, from time to time and at its election, request from the Holder one or more Delayed Draw Loans hereunder by executing and delivering a request letter in substantially the form attached hereto as Exhibit A (each, a “Draw Down Request”); provided that (a) the sum of all Draw Down Requests may not exceed $26,678,847; (b) the amount of the initial Draw Down Request will be deemed increased by the outstanding principal amount and accrued interest outstanding under, together with any other outstanding amounts payable in connection with, the promissory note dated June 28, 2019 issued by the Company in favor of Clean Energy (the “Existing Clean Energy Note”), such amounts shall be deemed Delayed Draw Loans hereunder, and the Existing Clean Energy Note shall be cancelled as of the date of the initial Draw Down Request; and (c) the Company shall not deliver any Draw Down Request if an Event of Default has occurred and is continuing hereunder.  No later than ten (10) days following the Holder’s receipt of a Draw Down Request executed and delivered in accordance with the terms and conditions of this Note, and provided that no Event of Default has occurred and is continuing, the Holder shall deliver to the Company as a Delayed Draw Loan the amount set forth in the Draw Down Request by wire transfer to the account of the Company as set forth in the Draw Down Request.  Upon the Company’s receipt of the proceeds from each Delayed Draw Loan, the amount of such proceeds shall automatically be added to the outstanding principal amount hereunder.  Notwithstanding anything to the contrary in this Note, the aggregate principal amount of all Delayed Draw Loans requested pursuant to all Delayed Draw Requests shall not at any time exceed the Maximum Principal Amount.

2.    Maturity Date.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (a) December 31, 2019; provided that the Holder will extend such date to April 29, 2020 if, before December 31, 2019, the Company and a third party have executed and delivered a term sheet, letter of intent or similar document with respect to an Equity Offering or Sale (each as defined in the Engagement Letter dated May 1, 2019 between the Company and Raymond James & Associates, Inc.) on terms acceptable to the Holder (such date, as it may be extended, the “Maturity Date”); provided further, that the Holder hereby acknowledges and agrees that the acquisition proposal, dated November 14, 2019, from EOS Energy Partners LLC and Carlyle Power Partners II, L.P. (“EOS/Carlyle Proposal”) constitutes such a document with respect to a Sale on terms acceptable to the Holder, (b) the date on which the EOS/Carlyle Proposal is terminated if such termination occurs prior to April 29, 2019 or (c) upon the occurrence and during the continuance of an Event of Default, the date when such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof.

3.    Payments.

(a)    Interest.  All accrued and unpaid interest hereunder shall be payable on the Maturity Date.

(b)    Prepayment.  Prior to the Maturity Date, the Company may prepay all of the principal, accrued interest, and other amounts due under the Note (in full but not in part) for 150% of such amount; provided that the foregoing shall not apply to such a prepayment made immediately prior to, and contingent upon, the closing of a Change of Control pursuant to and on substantially the terms set forth in the EOS/Carlyle Proposal.  Any such amounts that are prepaid may not be reborrowed from the Holder.  The Company may, at its election and at any time, prepay, in whole or in part, accrued and unpaid interest hereunder.

(c)    Mandatory Prepayment.    In the event of a Change of Control or following the occurrence of an event described in Section 2(b) hereof, the outstanding principal amount of this Note, plus all accrued and unpaid interest shall be due and payable immediately prior to the

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closing of such Change of Control or immediately following such other event.  In addition, in the event of a Change of Control other than pursuant to and on substantially the terms set forth in the EOS/Carlyle Proposal, the Company shall pay the Holder an amount equal to 25% of the outstanding principal amount of this Note, plus all accrued and unpaid interest, immediately prior to the closing of such Change of Control.

(d)    Collateral Documents.    The Company’s Obligations shall be secured pursuant to the Collateral Documents.

4.    Conversion.

(a)    Voluntary Conversion upon Maturity Date.    The Holder may, on the Maturity Date, convert, in whole or in part, the outstanding principal amount of this Note and the accrued and unpaid interest under this Note into fully paid and nonassessable Common Units at a price per unit equal to the then-applicable Conversion Price.

(b)    Voluntary Conversion upon Equity Offering.    The Holder may, upon the closing of an Equity Offering, convert, in whole or in part, the outstanding principal amount of this Note and the accrued and unpaid interest under this Note into fully paid and nonassessable securities issued by the Company in the Equity Offering at a price per unit equal 60% of the per security price in such Equity Offering.

(c)    Adjustments.    The Conversion Price and/or the number of Common Units into which this Note may be converted shall be subject to adjustment from time to time as set forth in this Section 4(c).  Upon the occurrence of each such adjustment, the Company shall, at the request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number of Common Units, describing the transactions giving rise to such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

(i)    Distributions.  During such time as this Note is outstanding, if the Company shall, at any time after the Original Issuance Date, declare or make any distribution of its assets (or rights to acquire its assets) to holders of its Common Units, by way of return of capital or otherwise (including any distribution of cash, units, stock or other securities, property or options by way of a spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but excluding any Tax Distribution (as defined in the Operating Agreement)) (a “Distribution”), then, in each such case, upon the conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Units acquirable upon full conversion of the outstanding principal amount of this Note (without regard to any limitations on exercise hereof) immediately before the date of such Distribution.

(ii)    Reclassification.  If any reclassification of the equity of the Company shall be effected at any time while this Note is outstanding in such a way that holders of Common Units shall be entitled to receive units, stock, securities or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made so that the

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Holder hereof shall thereafter have the right to receive upon a conversion of this Note (in lieu of the Common Units immediately theretofore receivable upon the conversion of this Note) such units, stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of then outstanding Common Units equal to the number of Common Units immediately theretofore receivable upon conversion of this Note.  In any such reclassification, appropriate provision shall be made with respect to the rights and interests of the Holder of this Note so that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of Common Units receivable upon conversion of this Note) shall thereafter be applicable, as nearly as possible, in relation to any units, stock, securities or other assets or property thereafter deliverable upon the conversion hereof.

(d)    Conversion Procedures.

(i)    Mechanics.  If this Note is to be converted, the Holder shall deliver a written conversion notice to the Company, which shall notify the Company of its election to convert pursuant to Section 4(a) or Section 4(b) and specify the principal amount of the Note and accrued and unpaid interest under the Note to be converted.  Any such conversion shall be effective as of the close of business on the date on which such written conversion notice is delivered to the Company in accordance with the terms of this Note, and as soon as practicable thereafter, the Company shall (A) update its unit ledger and all other applicable books and records to reflect the issuance to the Holder of the number of Common Units issuable upon such conversion and (B) deliver to the Holder a check payable to the Holder for any cash amounts owed as described in Section 4(d)(ii).  If any such conversion is for all outstanding amounts owed under this Note, then, concurrently with or as soon as practicable after delivery of such a written conversion notice, the Holder shall deliver to the Company the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for cancellation.

(ii)    No Fractional Common Units.  No fractional Common Units shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional Common Units to the Holder upon a conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a Common Unit not so issued.

(iii)    Effect of Conversion.  At such time as the conversion of all or any portion of this Note has been effected as set forth in Section 4(d)(i), the rights of the Holder under this Note, to the extent of the conversion, shall cease, and the Holder shall thereafter be deemed to have become the holder of record of the Common Units issuable upon such conversion (whether or not this Note has been delivered to the Company for cancellation in the event such conversion is for all outstanding amounts owed under this Note).  Upon conversion of this Note in full and the payment of any cash amounts owed pursuant to Section 4(d)(ii), the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation as set forth in Section 4(d)(i).

(iv)    Compliance with Laws and Regulations.  The Company shall take all such actions as may be necessary to ensure that all Common Units issued upon conversion of all or any portion of this Note may be so issued without violation of any applicable law or

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governmental regulation or any requirement of any domestic securities exchange upon which such Common Units may be then listed (except for official notice of issuance which shall be immediately delivered by the Company upon such issuance).

(e)    Notices.  In the event of:

(i)    Any distribution to any holders of any class of securities of the Company (other than a Tax Distribution, as defined in the Operating Agreement) or any grant to any such holders of a right to subscribe for, purchase or otherwise acquire any units or any other securities or property, or to receive any other right;

(ii)    Any capital reorganization of the Company, any reclassification or recapitalization of the equity of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company;

(iii)    Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(iv)    Any material amendments of or other material changes to the Operating Agreement, together with any copies reflecting such amendments or changes with respect thereto;

(v)    The commencement of any litigation or governmental proceedings pending or threatened (in writing) against the Company which could reasonably be expected have a Material Adverse Effect (as defined in the Purchase Agreement); or

(vi)    The Company becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, the Company shall, at least ten (10) days prior to the earliest date specified herein (or, if such event is outside the reasonable control of the Company, within three (3) business days), deliver notice to the Holder a notice specifying, as applicable, (A) the date on which the distribution or right is to be made and the amount and character of such distribution or right; (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the date for determining the Company’s members entitled to vote thereon; or (C) notice of such other occurrence, which such notice shall include a reasonably detailed description of the applicable event.

5.    Use of Proceeds.  The Delayed Draw Loan(s) will be used by the Company exclusively for current working capital purposes, including funding capital expenditures, and for the repayment in full of the Existing Clean Energy Note.  None of the proceeds will be used for

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executive compensation or to repay accrued liabilities in respect of other existing indebtedness unless approved by the Holder (except for scheduled payments in the ordinary course of business).

6.    Affirmative Covenants.  So long as any of the Obligations shall remain unpaid, the Company agrees that:

(a)    Monthly Financial Statements.  Within thirty (30) days after the end of each month, the Company shall deliver to the Holder company-prepared monthly financial statements prepared in accordance with generally accepted accounting principles in form and substance reasonably satisfactory to the Holder.

(b)    Quarterly Financial Statements.  Within thirty (30) days after the end of fiscal quarter, the Company shall deliver to the Holder company-prepared consolidated quarterly financial statements prepared under generally accepted accounting principles in form and substance reasonably satisfactory to the Holder.

(c)    Annual Financial Statements.  The Company shall deliver to the Holder as soon as available, but no later than forty five (45) days after the last day of the Company’s fiscal year, audited consolidated financial statements prepared under generally accepted accounting principles, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to the Holder (it being agreed that any “Big Four” accounting firm is acceptable to the Holder).

(d)    Annual Projections.  Within the earlier of (i) thirty (30) days after the last day of the Company’s fiscal year, and (ii) approval of the Company’s governing body, and promptly after any updates thereto, the Company shall deliver to the Holder annual financial projections for the following fiscal year approved by the Company’s governing body and commensurate in form and substance with those provided to the Company’s investors, together with any related business forecasts used in the preparation of such annual financial plans and projections.

(e)    Preservation of Existence, Etc.    The Company will maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral.

(f)    Payment of Taxes, Etc.    The Company will pay and discharge (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon any of the Collateral prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or other encumbrance upon any of the Collateral, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with generally accounting principles; (ii) all lawful claims which, if unpaid, would by law become a lien or other encumbrance upon any of the Collateral; and (iii) all indebtedness, as and when due and payable.

(g)    Maintenance of Insurance.    The Company will carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies

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(not affiliates of the Company), insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Company operates.

(h)    Keeping of Records and Books of Account.  The Company will keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, reflecting all financial transactions of the Company.

(i)    Inspection Rights.    The Company will at any reasonable time and from time to time (i) permit the Holder or any of its agents or representatives to examine the records and books of account of the Company, and to discuss the business affairs, finances and accounts of the Company with any of the officers, employees or accountants of the Company, and (ii) permit the Holder or any of its agents or representatives to conduct periodic audits of the Collateral at such frequencies as the Holder shall deem appropriate.

(j)    Compliance with Laws, Etc.    The Company will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental agency or authority, and the terms of any indenture, contract or other instrument to which it may be a party or under which it or the Collateral may be bound.

(k)    Maintenance of Properties, Etc.    The Company will maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other persons or entities of similar character and size, ordinary wear and tear excepted.

(l)    Licenses.  The Company will obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any governmental agency or authority necessary in connection with the execution, delivery and performance of this Note, the Purchase Agreement, the Collateral Documents and the other documents executed in connection herewith and therewith, the consummation of the transactions herein and therein contemplated or the operation and conduct of its business and ownership of the Collateral.

(m)    Use of Proceeds.    No part of such proceeds will be used for “purchasing” or “carrying” any “margin stock”, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(n)    Further Assurances and Additional Acts.    The Company will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Holder shall deem necessary or appropriate to effectuate the purposes of this Note, the Purchase Agreement, the Collateral Document and the other documents executed in connection therewith and promptly provide the Holder with evidence of the foregoing satisfactory in form and substance to the Holder.

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7.    Negative Covenants.  So long as any of the Obligations shall remain unpaid, the Company agrees that:

(a)    Indebtedness.    The Company will not create, incur, assume or otherwise become liable for or suffer to exist any indebtedness for borrowed money, other than: (i) indebtedness of the Company to the Holder hereunder; (ii) indebtedness of the Company existing on the date of this Note and disclosed to Clean Energy or extensions, renewals and refinancings of such indebtedness, provided that the principal amount of such indebtedness being extended, renewed or refinanced does not increase and the terms thereof are not modified to impose more burdensome terms upon the Company; (iii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with generally accepted accounting principles; (iv) indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company in the ordinary course of business; (v) interest rate swaps, currency swaps and similar financial products entered into or obtained in the ordinary course of business; (vi) unsecured indebtedness of the Company in an aggregate principal amount not to exceed $100,000 at any time outstanding; (vii) capital leases or other indebtedness in an aggregate amount not to exceed $100,000 at any time outstanding incurred solely to acquire equipment, computers, software or implement tenant improvements which is secured solely by the property so acquired; (viii) compressed natural gas trailer financing approved by the Board of Managers or equivalent body of the Company; and (ix) indebtedness approved by the Holder.

(b)    Liens; Negative Pledges.  The Company will not create, incur, assume or suffer to exist any lien or other encumbrance upon or with respect to any of the Collateral, other than Permitted Liens.  The Company will not enter into any agreement (other than under equipment lease financing facilities permitted hereunder with respect to the equipment financed thereby) prohibiting the creation or assumption of any lien or other encumbrance upon any of the Collateral.  As used herein, “Permitted Lien” means:  (i) liens in favor of Clean Energy, including liens created pursuant to the Collateral Documents; (ii) the existing liens or other encumbrances disclosed in writing to Clean Energy prior to the date of this Note (including, for the avoidance of doubt, the liens set forth on Schedule 1 to the Security Agreement) or incurred in connection with the extension, renewal or refinancing of the indebtedness secured by such existing liens or other encumbrances, provided that any extension, renewal or replacement lien or encumbrance shall be limited to the property encumbered by the existing lien or other encumbrance and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (iii) liens or other encumbrances for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with generally accepted accounting principles, provided no notice of tax lien has been filed of record; (iv) liens or other encumbrances of materialmen, mechanics, warehousemen, carriers or employees or other similar liens or other encumbrances provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; (v) liens or other encumbrances consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in

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the ordinary course of business (other than for indebtedness); (vi) liens or other encumbrances (A) upon or in any equipment, computers or software acquired or held by the Company or tenant improvements implemented by the Company to secure the purchase price of such equipment, computers or software or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, computers or software or the implementation of such tenant improvements, or (B) existing on such equipment, computers or software at the time of its acquisition, provided that the lien or other encumbrance is confined solely to the property so acquired and improvements thereon, or the proceeds of such equipment, computers, software or tenant improvements; (vii) restrictions and other minor encumbrances on real property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture thereof; (viii) compressed natural gas trailer financing approved by the Board of Managers or equivalent body of the Company; and (ix) liens relating to indebtedness approved by the Holder or other liens approved by the Holder.

(c)    Change in Nature of Business.  The Company will not engage in any material line of business substantially different from those lines of business carried on by it at the date hereof.

(d)    Restrictions on Fundamental Changes.    The Company will not merge with or consolidate into, or acquire all or substantially all of the assets of, any person or entity, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets.

(e)    Sales of Collateral.    The Company will not sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any of the Collateral (including any shares of stock in any subsidiary or other entity), except:  (i) sales or other dispositions of inventory, and the license, sublicense and grant of distribution and similar rights, in the ordinary course of business; (ii) sales or other dispositions of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced; (iii) sales or other dispositions of assets by any of its wholly owned subsidiaries to another of its wholly owned subsidiaries or to the Company; and (iv) other sales or other dispositions of assets outside the ordinary course of business which do not constitute any substantial part of the Company’s assets.

(f)    Distributions.  The Company will not declare or pay any dividends in respect of the Company’s capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, except that the Company may: (A) declare and deliver dividends and distributions payable only in common stock of the Company; and (B) purchase, redeem, retire, or otherwise acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock.

(g)    Loans and Investments.  The Company will not purchase or otherwise acquire the capital stock or other equity interests, assets (constituting a business unit), obligations or other securities of or any interest in any person or entity, or otherwise extend any credit to, guarantee the obligations of or make any additional investments in any person or entity, other than

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in connection with extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business.

8.    Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)    Failure to Pay.  The Company shall fail to pay (i) any principal payment on the due date therefor in accordance with the terms of this Note or (ii) any interest payment or other payment required under the terms of this Note on the due date therefor and such payment shall not have been made within five (5) days after the due date therefor;

(b)    Breaches of Covenants; Default under Collateral Documents.    The Company shall fail to observe or perform any covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 8(a)), the Purchase Agreement or the Collateral Documents and such failure shall continue for ten (10) days after the due date therefor, or any “Event of Default” as defined in the Collateral Documents shall exist;

(c)    Representations and Warranties.    Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in this Note, the Purchase Agreement, the Collateral Documents or in connection therewith shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d)    Breaches of Other Agreements.    Any breach or default by the Company shall exist under any agreement of the Company with any third party or parties that (i) evidences any indebtedness or involves obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, or (ii) could reasonably be expected to result in a Material Adverse Effect;

(e)    Material Adverse Effect.    A Material Adverse Effect (as defined in the Purchase Agreement) shall have occurred;

(f)    Insolvency.  (i) The fair salable value of the Company’s assets (including goodwill minus disposition costs) fails to exceed the fair value of the Company’s liabilities; (ii) the Company has unreasonably small capital after the transactions in this Note; or (iii) the Company is unable to pay its debts (including trade debts) as they mature.

(g)    Voluntary Bankruptcy or Insolvency Proceedings.    The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property or assets by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

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(h)    Involuntary Bankruptcy or Insolvency Proceedings.    Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of its property or assets, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered on such proceeding shall not be dismissed or discharged within sixty (60) days after commencement;

(i)    Judgments.  A final judgment or order for the payment of money in excess of $100,000 (exclusive of amounts covered by insurance) shall be rendered against the Company by any court or other governmental authority and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy;

(j)    Conduct of Business.    The Company is enjoined, restrained or prevented by court order from conducting any material part of the Company’s business, which is not terminated within ten (10) days of its occurrence; or

(k)    Change of Control.    A Change of Control shall have occurred.

9.    Upon an Event of Default.

(a)    Company’s Notice Obligations.    Upon the occurrence of any Event of Default, the Company shall, as soon as possible and in any event within three (3) days after the occurrence thereof, provide to the Holder written notice of each event which either (a) is an Event of Default, or (b) with the giving of notice or lapse of time or both would be an Event of Default, in each case setting forth the details of such event and the action the Company proposed to take with respect thereto.

(b)    Rights of the Holder.    Upon the occurrence of any Event of Default other than an Event of Default set forth in Sections 8(g) or 8(h), and at any time thereafter during the continuation of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations of the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  Upon the occurrence of any Event of Default set forth in Sections 8(g) and 8(h), immediately and without notice, all outstanding Obligations of the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence and during the continuation of any Event of Default, the Holder may, contemporaneously or separately, exercise any other right power or remedy granted to it by this Note, the Collateral Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

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10.    Definitions.  As used in this Note, the following capitalized terms have the meanings given to them below:

(a)    “Change of Control”  shall mean (i)  any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Managers or an equivalent body, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)    “Collateral”  shall mean all of the Company’s right, title and interest in, to and under all of its tangible and intangible personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing; provided that, anything herein to the contrary notwithstanding, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest under the Security Agreement in, any of Company’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such controlled foreign corporation entitled to vote, except that (i) immediately upon the amendment of the Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and Company shall be deemed to have granted a security interest under the Security Agreement in, such greater percentage of capital stock or other ownership interests of each controlled foreign corporation; and (ii) if no adverse tax consequences to the Company shall arise or exist in connection with the pledge of any controlled foreign corporation, the Collateral shall include, and the Company shall be deemed to have granted a security interest under the Security Agreement in, such controlled foreign corporation.

(c)    “Collateral Documents”  shall mean, collectively, the Security Agreement, any other agreement pursuant to which the Company grants to the Holder a security interest in the Collateral, and all filings, documents and agreements made or delivered pursuant thereto.

(d)    “Common Units”  shall mean the Company’s Common Units or any class or type of security into which the Company’s Common Units may be converted or for which the Company’s Common Units may be exchanged in connection with any recapitalization, conversion to the corporate form, or any other similar transaction.

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(e)    “Conversion Price”  shall mean the amount per Common Unit that results in Clean Energy owning 93.2% of the Company’s issued and outstanding Units (calculated with any Units other than Common Units on an as-converted to Common Unit basis), as adjusted as set forth in Section 4(c).

(f)    “Obligations”  shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note or the Collateral Documents, including, without limitation, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq., as amended from time to time) (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(g)    “Operating Agreement”  shall mean Company’s Amended and Restated Limited Liability Company Operating Agreement dated July 14, 2017, as subsequently amended on February 28, 2018, October 1, 2018, February 15, 2019, June 28, 2019 and on or about the date hereof and as amended from time to time after the date hereof.

(h)    “Person”  shall mean and include an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, joint venture or other entity or a governmental authority.

(i)    “Securities Act”  shall mean the Securities Act of 1933, as amended.

(j)    “Security Agreement”  shall mean the Security Agreement dated as of November 27, 2019, by and between the Company and Clean Energy, as amended, modified, renewed, extended or replaced from time to time.

(k)    “Units”  shall mean the Common Units and any class of convertible preferred units of the Company.

11.    Miscellaneous.

(a)    Successors and Assigns; Transfers.

(i)    Subject to the restrictions on transfer described in this Section 11(a), the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)    The Holder shall be entitled to transfer, assign or otherwise dispose of this Note and the securities into which this Note may be converted at any time and from time to time; provided that the Holder shall give prior written notice to the Company of any such transfer, assignment or other disposition.  Each Note so transferred and each certificate representing other securities so transferred shall bear a legend in substantially the form set forth on the first page of this Note as to the applicable restrictions on transferability to ensure compliance with the Securities

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Act, unless in the opinion of counsel for the Company such legend is not required to ensure compliance with the Securities Act.  Subject to the foregoing, transfers, assignments or other dispositions of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed) for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereunder and for all other purposes whatsoever, whether or not this Note shall be overdue.

(iii)    Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(b)    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed: (i) if to the Holder, to the attention of the SVP Corp. Trans. & CLO of Clean Energy at 4675 MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address), or at such other address as such Holder shall have furnished the Company in writing in accordance with this Section 11(b); and (ii) if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address), or at such other address as the Company shall have furnished the Holder in writing in accordance with this Section 11(b).  Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given (A) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one (1) business day after deposit with the courier), or (B) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (C) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

(c)    Amendment.    Except as expressly provided herein, neither this Note nor any term hereof may be amended or waived other than by a written instrument signed by the Company and the Holder.  Any such amendment or waiver effected in accordance with this Section 11(c) shall be binding upon each Holder of this Note or any securities issuable upon conversion hereof, including any future holder of such securities.

(d)    Severability.    If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Note shall be enforceable in accordance with its terms.

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(e)    Payment.    Unless converted into Common Units pursuant to the terms hereof, all payments hereunder shall be made in immediately available lawful tender of the United States.

(f)    Usury.    In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, the portion of the interest payment representing such excess shall be deemed a payment of principal and applied against the principal of this Note.

(g)    Company Waivers.    The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h)    No Waiver by the Holder.    Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Holder upon the occurrence of any Event of Default shall impair any such right, power or remedy of the Holder, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any similar Event of Default thereafter occurring, nor shall any waiver of any single Event of Default be deemed a waiver of any other Event of Default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of the Holder of any Event of Default that may occur under this Note, or any waiver on the part of the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing.

(i)    Governing Law.    This Note shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

(j)    Waiver of Jury Trial.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS NOTE.

(Signature Page Follows)

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The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

NG ADVANTAGE LLC
a Delaware limited liability company

By:	/s/ Michael M. Parker
Name:	Michael M. Parker
Title:	Acting Chief Financial Officer

[Signature Page to Convertible Promissory Note]

EXHIBIT A

Draw Down Request

Clean Energy Finance, LLC

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

Attn:  Sr. Vice President, Corporate Transactions,

and Chief Legal Officer

[●], 20[●]

Re:  Draw Down Request

Dear Mr. Jensen,

Pursuant and subject to the terms of that certain Convertible Promissory Note (“Note”) issued to Clean Energy Finance, LLC (the “Holder”) by NG Advantage LLC (the “Company”) on the Original Issuance Date of November 27, 2019, the Company hereby delivers this Draw Down Request for a Delayed Draw Loan in an amount equal to [●] Dollars ($[●]).  The Company’s wire instructions for payment of such Delayed Draw Loan are set forth below.  Capitalized but otherwise undefined terms used herein shall have the meanings provided therefor in the Note.

The Company represents and warrants to the Holder that (i) no Event of Default has occurred and is continuing as of the date hereof, (ii) after giving effect to this Draw Down Request and the Draw Down Loan requested herein, the Company shall not have exceeded the Maximum Principal Amount, and (iii) of the Company’s representations and warranties in the Note, the Purchase Agreement and the Collateral Documents are true, correct and complete in all material respects up to and including the date hereof, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

NG ADVANTAGE LLC

By:
Name:
Title:

Company Wire Instructions:

SCHEDULE B

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES INTO WHICH THEY MAY BE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

NG ADVANTAGE LLC

WARRANT TO PURCHASE COMMON UNITS

Original Issuance Date: November 27, 2019

This Warrant to Purchase Common Units (this “Warrant”) certifies that Clean Energy, a California corporation (“Clean Energy,” and Clean Energy or such other Person as is the registered holder of this Warrant, the “Holder”), or its registered assigns, for value received, is entitled to purchase, at the Unit Purchase Price (as defined below), from NG Advantage LLC, a Delaware limited liability company (the “Company”), up to the number of fully paid and nonassessable Common Units as set forth below:

Maximum number of Common Units issuable upon exercise of this Warrant	=	$10,000,000
Unit Purchase Price

For purposes of this Warrant, “Common Units” shall mean the Company’s Common Units or any class or type of security into which the Company’s Common Units may be converted or for which the Company’s Common Units may be exchanged in connection with any recapitalization, conversion to the corporate form, or any other similar transaction, and “Warrant Units” shall mean the Common Units purchasable hereunder.

The following sets forth the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by the acceptance of this Warrant, and the Company agree:

1.    Exercise Period; Unit Purchase Price.  This Warrant shall be exercisable, at the option of the Holder, at any time and from time to time and for all or any part of the Warrant Units (but not for a fraction of a unit) which may be purchased hereunder, from and after the Original Issuance Date, as defined below (such date, the “Initial Exercise Date”) up to and including 5:00 p.m. (Pacific Time) on the ten (10)-year anniversary of the Original Issuance Date (the “Expiration Date”), upon (a) surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed (or a notice to the effect that the original Warrant has been lost, stolen or destroyed), (b) delivery to the Company of the Form of Subscription attached hereto duly completed and executed, and (c) payment to the Company pursuant to Section 3 of the aggregate Unit Purchase Price for the number of Warrant Units for which this Warrant is being exercised, determined in accordance with the provisions hereof.  For purposes of this Warrant, “Unit Purchase Price” shall mean (x) if all or any part of this Warrant is exercised before completion of an Equity Offering (as defined in the Engagement Letter dated May 1, 2019 between the Company and Raymond James & Associates, Inc.), $5.00, and (y) if all or any part of this Warrant is exercised after completion of an Equity Offering, the lesser of $5.00 or 90% of the per unit purchase price at which units of the Company are sold to investors in the Equity Offering.  The Unit Purchase Price and the number of Warrant Units purchasable hereunder are subject to adjustment as provided in Section 5 of this Warrant.

2.    Exercise Mechanics.  No fractional units shall be issued upon the exercise of this Warrant, and the Company shall in lieu thereof make payment to the Holder of cash, by wire transfer of immediately available lawful tender of the United States, in the amount of such fraction multiplied by the fair market value (as defined below) of one Warrant Unit on the date of exercise.  Any Warrant Units purchased upon the exercise of this Warrant shall be and are deemed to be issued to the Holder as the record owner of such units as of the close of business on the date on which the exercise conditions set forth in Section 1(a), (b) and (c) have been satisfied.  After any rights represented by this Warrant have been so exercised, the Company shall promptly (a) deliver to the Holder, at the Company’s expense, certificates for the Warrant Units so purchased (if such units are then certificated), together with any other securities or property to which the Holder hereof is entitled upon such exercise, and (b) reflect such issuance in its books and records.  Each certificate so delivered shall be in such denominations of the Warrant Units as may be requested by the Holder and shall be registered in the name of such Holder.  In the event of a purchase of less than all the Warrant Units, the Company shall promptly execute and deliver to the Holder an Acknowledgement in the form attached hereto indicating the number of Warrant Units which remain subject to this Warrant, if any.  Notwithstanding anything to the contrary contained herein, unless the Holder otherwise notifies the Company, this Warrant shall be deemed to be automatically exercised using the Net Issuance method of payment pursuant to Section 3 immediately prior to the time on the Expiration Date at which this Warrant ceases to be exercisable.

3.    Payment for Units.  The aggregate Unit Purchase Price for Warrant Units being purchased hereunder may be paid either (a) in cash by wire transfer of immediately available lawful tender of the United States, (b) if the fair market value of one Warrant Unit on the date of exercise is greater than the then applicable Unit Purchase Price, by surrender of a number of Warrant Units which have a fair market value equal to the aggregate purchase price of the Warrant Units being purchased (“Net Issuance”) as determined herein, or (c) any combination of the foregoing.  If the Holder elects the Net Issuance method of payment, the Company shall issue to the Holder upon exercise a number of Warrant Units determined in accordance with the following formula:

X=	Y(A-B)
A

where: X =    the number of Warrant Units to be issued to the Holder;

Y =    the number of Warrant Units with respect to which the Holder is exercising its purchase rights under this Warrant;

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A =    the fair market value of one Warrant Unit on the date of exercise; and

B =    the Unit Purchase Price.

For purposes of this Warrant, the “fair market value” of one Warrant Unit shall mean (i) if the date of exercise of this Warrant is after the commencement of trading of the Common Units on a securities exchange or over-the-counter quotation system but prior to the closing of the initial public offering of the Common Units pursuant to a registration statement filed and declared effective under the Securities Act (as defined below) (the “IPO”), the price per Common Unit to the public set forth on the final prospectus relating to the IPO, multiplied by the number of Common Units into which each Warrant Unit is then convertible, (ii) if the Common Units are then traded on a securities exchange, the average of the closing prices of such Common Units on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise of this Warrant, multiplied by the number of Common Units into which each Warrant Unit is then convertible, (iii) if the Common Units are then regularly traded on an over-the-counter quotation system, the average of the closing sale prices or secondarily the closing bid prices of such Common Units over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise of this Warrant, multiplied by the number of Common Units into which each Warrant Unit is then convertible, or (iv) if there is no active public market for the Common Units, the fair market value of one Warrant Unit as determined in good faith by the Board of Managers or equivalent body of the Company (which determination shall include the approval of at least two (2) of the CLNE Managers (as defined in the Company’s Limited Liability Company Agreement)).

4.    Units to be Fully Paid; Reservation of Units.  All Common Units which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any member or other equity holder of the Company and free of all taxes, liens and charges with respect to the issue thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights represented by this Warrant, a sufficient number of authorized but unissued Common Units, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

5.    Adjustments.  The Unit Purchase Price and the number of Warrant Units purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as set forth in this Section 5.  Upon each adjustment of the Unit Purchase Price as set forth in this Warrant, the Holder of this Warrant shall thereafter be entitled to purchase, at the Unit Purchase Price resulting from such adjustment, the number of Common Units obtained by multiplying the Unit Purchase Price in effect immediately prior to such adjustment by the number of Common Units purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Unit Purchase Price immediately after such adjustment.

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(a)    Adjustment to Reference Securities.  If the Reference Securities are Convertible Securities, and if the price per Common Unit at which such Reference Securities may be exercised, converted or exchanged is adjusted from time to time after the date of issuance of the Reference Securities pursuant to the terms of the Reference Securities, then the Unit Purchase Price shall be equivalently adjusted; provided that the Unit Purchase Price shall not be reduced pursuant to this Section 5(a) to an amount that is lower than the Unit Purchase Price on the date on which this Warrant is first issued, as set forth above (the “Original Issuance Date”).

(b)    Subdivisions; Combinations.  If the Company at any time while this Warrant is outstanding subdivides (by any unit split, unit distribution, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the Unit Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced.  If the Company at any time combines (by reverse unit split or otherwise) its outstanding Common Units into a smaller number of units, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(c)    Distributions.  If the Company at any time while this Warrant is outstanding declares or makes any distribution of its assets (or rights to acquire its assets) to holders of its Common Units, by way of return of capital or otherwise (including any distribution of cash, units, stock or other securities, property or options by way of a spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, but excluding any Tax Distribution (as defined in the Operating Agreement)) (a “Distribution”), then, in each such case, upon the exercise of this Warrant, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Units acquirable upon full exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of such Distribution.

(d)    Reclassification.  If any reclassification of the equity of the Company shall be effected at any time while this Warrant is outstanding in such a way that holders of Common Units shall be entitled to receive units, stock, securities or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made so that the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Warrant Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such units, stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of then outstanding Common Units equal to the number of Common Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In any such reclassification, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant so that the provisions hereof (including, without limitation, provisions for adjustments of the Unit Purchase Price and of the number of Warrant Units purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as possible, in relation to any units, stock, securities or other assets or property thereafter deliverable upon the exercise hereof.

(e)    Acquisition.  In the event of any reorganization, consolidation or merger of the Company, transfer of all or substantially all of the assets of the Company or any sale of more than a majority of the then outstanding securities of the Company other than a mere reincorporation transaction (an “Acquisition”), then, as a condition of such Acquisition, lawful

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and adequate provisions shall be made so that the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Warrant Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby), at the same aggregate exercise price, such units, stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding Common Units equal to the number of Common Units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby.  In the event of any Acquisition, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant so that the provisions hereof (including, without limitation, provisions for adjustments of the Unit Purchase Price and of the number of Warrant Units purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any units, stock, securities or other assets or property thereafter deliverable upon the exercise hereof.

6.    Notices.

(a)    Adjustments.  Upon any adjustment of the Unit Purchase Price or any increase or decrease in the number of Warrant Units purchasable upon the exercise of this Warrant, the Company shall promptly give written notice thereof to the registered Holder of this Warrant.  The notice shall be signed by an officer of the Company and shall state the Unit Purchase Price resulting from such adjustment and the increase or decrease, if any, to the number of Warrant Units purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(b)    Other Notices.  In the event of:

(i)    Any distribution to any holders of any class of securities of the Company (other than a Tax Distribution, as defined in the Operating Agreement) or any grant to any such holders of a right to subscribe for, purchase or otherwise acquire any units or any other securities or property, or to receive any other right;

(ii)    Any capital reorganization of the Company, any reclassification or recapitalization of the equity of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company;

(iii)    Any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(iv)    An IPO,

the Company shall, at least ten (10) days prior to the earliest date specified herein, mail to the Holder a notice specifying (A) the date on which the distribution or right is to be made and the amount and character of such distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the date for determining the Company’s members entitled to vote thereon.

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7.    No Voting or Distribution Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a member of the Company or any other matters or any rights whatsoever as a member of the Company.  No distributions shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Units purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

8.    Investment Representations.  By accepting this Warrant from the Company, the Holder represents and warrants to the Company that it (a) is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (b) is acquiring this Warrant with the present intention of holding this Warrant for purposes of investment and not with a view to the public resale or distribution within the meaning of the Securities Act, and (c) understands that this Warrant and the securities issuable upon exercise hereof have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

9.    Miscellaneous.

(a)    Successors and Assigns; Transfers.

(i)    Subject to the restrictions on transfer described in this Section 9(a), the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)    The Holder shall be entitled to transfer, assign or otherwise dispose of this Warrant and the securities into which this Warrant may be exercised at any time and from time to time; provided that the Holder shall give prior written notice to the Company of any such transfer, assignment or other disposition.  Each Warrant so transferred and each certificate representing other securities so transferred shall bear a legend in substantially the form set forth on the first page of this Warrant as to the applicable restrictions on transferability to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required to ensure compliance with the Securities Act.  Subject to the foregoing, transfers, assignments or other dispositions of this Warrant shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Warrant (or a notice to the effect that the original Warrant has been lost, stolen or destroyed) for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Warrant and all rights represented hereby.

(iii)    Neither this Warrant nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder.

(b)    Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed: (i) if to the Holder, to the attention of the SVP Corp. Trans. & CLO of Clean Energy at 4675

6

MacArthur Court, Suite 800, Newport Beach, California 92660, or at nate.jensen@cleanenergyfuels.com (email address), or at such other address as such Holder shall have furnished the Company in writing in accordance with this Section 9(b); and (ii) if to the Company, to the attention of the Chief Executive Officer of the Company at 480 Hercules Drive, Colchester, Vermont 05446, or at rbiasetti@ngadvantage.com (email address), or at such other address as the Company shall have furnished the Holder in writing in accordance with this Section 9(b).  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (A) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (B) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (C) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

(c)    Amendment.  Except as expressly provided herein, neither this Warrant nor any term hereof may be amended or waived other than by a written instrument signed by the Company and the Holder.  Any such amendment or waiver effected in accordance with this Section 9(c) shall be binding upon each Holder of this Warrant or any securities issuable upon conversion hereof, including any future holder of such securities.

(d)    Severability.  If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such court will replace such illegal, void or unenforceable provision of this Warrant with a valid and enforceable provision that will achieve, to the greatest extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision.  The balance of this Warrant shall be enforceable in accordance with its terms.

(e)    Governing Law.  This Warrant shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

(f)    Waiver of Jury Trial.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE OF THIS WARRANT, THE HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(Signature Page Follows)

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The Company has caused this Warrant to Purchase Common Units to be issued as of the date first above written.

NG ADVANTAGE LLC
a Delaware limited liability company

By:	/s/ Michael M. Parker
Name:	Michael M. Parker
Title:	Acting Chief Financial Officer

[Signature Page to Warrant]

FORM OF SUBSCRIPTION

(To be completed, signed and delivered upon exercise of Warrant)

To:      NG Advantage LLC

Attn: Chief Executive Officer

480 Hercules Drive

Colchester, Vermont 05446

rbiasetti@ngadvantage.com

The undersigned, the holder of a right to purchase Common Units of NG Advantage LLC, a Delaware limited liability company (the “Company”), pursuant to that certain Warrant to Purchase Common Units with an Original Issuance Date of November 27, 2019 (the “Warrant”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________________________ (_________) Common Units of the Company and herewith makes payment of _________________________________ Dollars ($__________) therefor by the following method:

(Check one of the following):

_______ (check if applicable)	The undersigned hereby elects to make payment of ______________ Dollars ($___________) in cash.

_______ (check if applicable)	The undersigned hereby elects to make payment for the aggregate price of this exercise using the Net Issuance method pursuant to Section 3 of the Warrant.

In order to induce the issuance of the securities being acquired hereby, the undersigned makes to the Company, as of the date hereof, the representations and warranties set forth in Section 8 of the Warrant.

DATED:  ________________

[NAME OF HOLDER]

By:

Name:

Its:

ACKNOWLEDGMENT

(To be completed, signed and delivered upon partial exercise of Warrant)

To:  [Name of Holder]

The undersigned hereby acknowledges that as of the date hereof, __________________ (___________) Common Units remain subject to the right of purchase in favor of [name of Holder] pursuant to that certain Warrant to Purchase Common Units with an Original Issuance Date of November 27, 2019.

DATED:  ________________

NG ADVANTAGE LLC

By:

Name:

Title: